Exhibit 99.1

September 24, 2008
For 7:00 a.m. EDT release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

Lowe's Announces Growth Strategies at 2008 Analyst and Investor Conference
-- Reiterates Guidance for Fiscal 2008 --
-- Provides Outlook for 2009 and Longer-term --

Charlotte, NC – Lowe’s Companies, Inc. (NYSE: LOW) will discuss its current strategies for managing the business in today’s challenging environment and its long-term opportunities to drive performance when the company meets with analysts and investors today in Charlotte at its annual conference.

Today, Lowe’s reiterated its prior sales and earnings guidance for the 2008 fiscal year most recently provided in its earnings release dated August 18, 2008, which can be found in the Business Outlook section of this release.

“Despite the intense external pressures weighing on our industry, we continue to invest in our people, processes and stores to ensure we enhance the shopping experience we provide customers,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “In all sales environments, our goal is to prudently manage expenses and identify opportunities to drive efficiencies.  I am confident our heightened focus on the fundamentals, along with our ongoing investments, will continue to enable us to capitalize on opportunities both today and when the environment improves,” added Niblock.

“As we look past the current cycle, we believe we have initiatives that will make us more efficient and better positioned to capture profitable market share.  Additionally, based on reasonable assumptions, we will more than double our expected 2008 earnings per share over the next five years, generating significant free cash flow and delivering solid returns for shareholders. While many uncertainties in the current environment remain, I am confident the tenure of the Lowe’s management team provides the knowledge and experience to make appropriate decisions to manage through this cycle and position Lowe’s for continued long-term success.  All of these efforts will move us closer to achieving our vision of becoming customers’ first choice for home improvement.” Niblock concluded.

During the conference, Lowe's executives will focus on key programs and initiatives to drive efficiencies, continually enhance customer service and increase market share.  Highlights of those presentations include:

▪
Gregory M. Bridgeford, executive vice president of business development:  “Lowe’s is well positioned to continue to gain market share in this highly fragmented industry. We will fuel our organic growth by remaining focused on homeowners and those serving homeowners by understanding what customers value and developing solutions to meet their ever-changing needs.  Also, while a pullback in the pace of our expansion is appropriate given the pressures in many markets, we continue to see opportunity for new store growth in the years ahead and will continue our disciplined domestic and international store expansion plans.”

▪
Larry D. Stone, president and chief operating officer: “Lowe’s remains focused on the fundamentals of great retailing. We are driving efficiencies in all aspects of our business, including merchandising, marketing, logistics, distribution, and store operations. Despite the external pressures weighing on our industry, we are executing strategies that enable us to provide customer-valued solutions with the best products, prices and services.  This will allow us to capitalize on the opportunities created by the dynamics in our industry, better serve customers and grow profitably.”

▪
Robert F. Hull, Jr., executive vice president and CFO:  “Challenges certainly remain, but we feel confident in our ability to deliver on our sales and earnings targets for 2008.  As we look beyond the current fiscal year, uncertainty regarding the macroeconomic environment, including disruption in the housing and financial markets as well as the pressures on consumer spending growth, suggest it is prudent to remain cautious in our 2009 outlook.  But, as the cycle passes and uncertainty lifts, we believe we have modeled reasonable and achievable assumptions that lead to earnings per share more than doubling over the next five years.”

Lowe’s Business Outlook

Fiscal Year 2008 (comparisons to fiscal year 2007)
•	The company expects to open approximately 120 stores in 2008 reflecting total square footage growth of 7 to 8 percent
•	Total sales are expected to increase approximately 1 percent
•	The company expects comparable store sales to decline 6 to 7 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 180 basis points
•	Store opening costs are expected to be approximately $97 million
•	Diluted earnings per share of $1.48 to $1.56 are expected for the fiscal year ending January 30, 2009

Fiscal Year 2009 (comparisons to fiscal year 2008)
•	The company expects to open 75 to 85 new stores reflecting square footage growth of approximately 5 percent
•	Total sales are expected to increase 2.5 to 6.5 percent
•	The company expects comparable store sales to range from negative 3 to positive 1 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to be in the range of 7.2 to 8.1 percent
•	Diluted earnings per share of $1.40 to $1.65 are expected for the fiscal year ending January 29, 2010

A webcast of this conference is scheduled for today (Wednesday, September 24) at 10:00 am EDT.  The webcast can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s 2008 Analyst & Investor Conference Webcast.  A replay of the webcast will be available online shortly following the event and available until September 2009.

Lowe's fiscal third quarter ends on October 31, 2008 with operating results to be publicly released on Monday, November 17, 2008.

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income and consumer spending, declining housing turnover, the availability of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2007 sales of $48.3 billion, Lowe's Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,575 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe's is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

###